Exhibit 10.1

EXECUTION VERSION

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is made and entered into as of June 16, 2024, by and among (i) JEPLAN Holdings, Inc., a Japanese corporation (kabushiki kaisha) incorporated under the laws of Japan and a direct wholly-owned Subsidiary of the Company (“PubCo”), (ii) JEPLAN, Inc., a Japanese corporation (kabushiki kaisha) incorporated under the laws of Japan (the “Company”), (iii) AP Acquisition Corp, a Cayman Islands exempted company (“SPAC”), (iv) JEPLAN MS, Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Merger Sub”), and (v) AP Sponsor LLC, a Cayman Islands limited liability company (“Sponsor”). PubCo, the Company, SPAC, Merger Sub and Sponsor are collectively referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, the Parties (other than Sponsor) are parties to that certain Business Combination Agreement, dated as of June 16, 2023 (the “Business Combination Agreement”);

WHEREAS, pursuant to Section 11.1(a) of the Business Combination Agreement, the Business Combination Agreement may be terminated and the Transactions may be abandoned at any time prior to the Share Exchange Effective Time, by mutual written consent of the Company and SPAC; and

WHEREAS, the Parties desire to terminate the Business Combination Agreement and abandon the Transactions as set forth herein and in accordance with Section 11.1(a) of the Business Combination Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement and the Business Combination Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

Termination of Business Combination Agreement

1.1            Termination of Business Combination Agreement. In accordance with Section 11.1(a) and subject to the terms and provisions of this Agreement, the Business Combination Agreement shall be terminated by mutual written consent of the Parties effective as of the date of this Agreement. The effect of the termination of the Business Combination Agreement pursuant to this Agreement shall be as set forth in Section 11.2 of the Business Combination Agreement.

1.2            Non-Disparagement. Each Party hereby agrees that it shall not, and shall procure its Affiliates and Representatives not to, (a) make, publish or communicate to any Person or in any public or private forum or through any medium, any disparaging, damaging or demeaning statements about any other Party, such other Party’s Affiliates, or any of such other Party’s or its Affiliates’ respective officers, directors, employees, agents or other Representatives; or (b) otherwise engage, directly or indirectly, in any communications with any Person that may be disparaging to any other Party, such other Party’s Affiliates, or any of such other Party’s or its Affiliates’ respective officers, directors, employees, agents or other Representatives that may damage the reputation or goodwill of any of these Persons, or that may place any of these Persons in any false or negative light. Each Party hereby represents to the other Parties that it has not engaged in any of the actions and communications described in the foregoing clauses (a) and (b) of this Section 1.2 prior to the date hereof.

ARTICLE II

Mutual Release

2.1            Company Released Claims. The Company, PubCo and Merger Sub, for themselves, and on behalf of each of their respective Affiliates, equity holders, partners, joint venturers, lenders, administrators, Representatives, shareholders, parents, Subsidiaries, officers, directors, attorneys, agents, employees, legatees, devisees, executors, trustees, beneficiaries, insurers, predecessors, successors, heirs and assigns, hereby absolutely, forever and fully release and discharge SPAC, Sponsor and their Affiliates and each of their respective present and former direct and indirect equity holders, directors, officers, employees, predecessors, partners, shareholders, joint venturers, administrators, representatives, Affiliates, attorneys, agents, brokers, insurers, parents, Subsidiaries, successors, heirs, and assigns, and each of them, from all claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including, without limitation, attorneys’ fees and costs), liens, indemnification rights, damages, losses, actions, and causes of action, of any kind whatsoever, whether due or owing in the past, present or future and whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, matured or unmatured, with respect to, pertaining to, based on, arising out of, resulting from, or relating to the Business Combination Agreement, the other Transaction Documents and the Transactions (collectively, the “Company Released Claims”).

2.2            SPAC Released Claims. SPAC and Sponsor, for themselves, and on behalf of each of their respective Affiliates, equity holders, partners, joint venturers, lenders, administrators, Representatives, shareholders, parents, Subsidiaries, officers, directors, attorneys, agents, employees, legatees, devisees, executors, trustees, beneficiaries, insurers, predecessors, successors, heirs and assigns, hereby absolutely, forever and fully release and discharge the Company, PubCo, Merger Sub and their Affiliates and each of their respective present and former direct and indirect equity holders, directors, officers, employees, predecessors, partners, shareholders, joint venturers, administrators, representatives, Affiliates, attorneys, agents, brokers, insurers, parents, Subsidiaries, successors, heirs, and assigns, and each of them, from all claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including, without limitation, attorneys’ fees and costs), liens, indemnification rights, damages, losses, actions, and causes of action, of any kind whatsoever, whether due or owing in the past, present or future and whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, matured or unmatured, with respect to, pertaining to, based on, arising out of, resulting from, or relating to the Business Combination Agreement, the other Transaction Documents and the Transactions (collectively, the “SPAC Released Claims”; and together with the Company Released Claims, the “Released Claims”).

2.3            Further Agreements. Each Party acknowledges and understands that there is a risk that subsequent to the execution of this Agreement, each Party may discover, incur or suffer Released Claims that were unknown or unanticipated at the time of the execution of this Agreement, and which, if known on the date of the execution of this Agreement, might have materially affected such Party’s decision to enter into and execute this Agreement. Each Party further agrees that by reason of the releases contained herein, each Party is assuming the risk of such unknown Released Claims and agrees that this Agreement applies thereto.

ARTICLE III

General Provisions.

3.1            Representations of the Parties. Each Party hereby represents and warrants to each other Party that (a) this Agreement constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions; and (b) such Party has full power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by such Party of this Agreement have been duly and validly authorized by all necessary corporate or other action on the part of such Party; and (c) the execution and delivery of this Agreement by such Party does not, and the performance by such Party of the transactions contemplated by this Agreement does not: (i) conflict with or violate the Organizational Documents of such Party, (ii) conflict with or violate any Law applicable to such Party or by which any property or asset of such Party is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance (other than any Permitted Encumbrances) on any property or asset of such Party pursuant to, any Contract to which such Party is bound.

3.2            Costs and Expenses. Each Party shall bear the costs, expenses and fees (including fees and expenses of legal counsel and other advisors) incurred by such Party in connection with the negotiation and execution of the Business Combination Agreement, the Transactions and each other document and instrument contemplated thereby, including this Agreement and the transactions contemplated hereby, except that SPAC and the Company shall each pay one-half of all printer fees, costs and expenses of Toppan Merrill LLC for the preparation of the Proxy/Registration Statement and any Transactions-related filings to be made by SPAC or PubCo with the SEC (excluding (a) SPAC’s ongoing reporting obligations under the Exchange Act and (b) SPAC’s printing and mailing costs associated with the distribution of the Proxy/Registration Statement to its shareholders), in accordance with Section 12.6 (Expenses) of the Business Combination Agreement.

3.3            Miscellaneous. The provisions of Sections 12.1 (Trust Account Waiver), 12.7 (Governing Law), 12.8 (Consent to Jurisdiction), 12.9 (Headings; Counterparts), 12.12 (Amendments), 12.13 (Publicity), 12.14 (Confidentiality), 12.15 (Severability) and 12.16 (Enforcement) of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement, all as of the date first written above.

JEPLAN, INC.

Signature:	/s/ Masaki Takao

Name:	Masaki Takao

Title:	Representative Director and Chief Executive Officer

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement, all as of the date first written above.

JEPLAN HOLDINGS, INC.

Signature:	/s/ Masaki Takao

Name:	Masaki Takao

Title:	Representative Director

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement, all as of the date first written above.

JEPLAN MS, INC.

Signature:	/s/ Masaki Takao

Name:	Masaki Takao

Title:	Director

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement, all as of the date first written above.

AP ACQUISITION CORP

Signature:	/s/ Keiichi Suzuki

Name:	Keiichi Suzuki

Title:	Director

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement, all as of the date first written above.

AP SPONSOR LLC

Signature:	/s/ Richard Lee Folsom

Name:	Richard Lee Folsom

Title:	Manager

[Signature Page to Termination Agreement]